Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FLORIDA 32202-5017 P. O. BOX 240 JACKSONVILLE, FLORIDA 32201-0240 904.359.2000 TEL 904.359.8700 FAX www.foley.com

June 15, 2005

Regency Centers Corporation 121 West Forsyth Street, Suite 200 Jacksonville, Florida 32202

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-3 (333-58966) of Regency Centers, L.P. (the “Issuer”) and Regency Centers Corporation, as guarantor (“Regency”), under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed issuance from time to time of an aggregate of (a) $420,000,000 principal amount of debt securities of the Issuer (the “Notes”) and (b) the guarantee of Regency with respect to the Notes (the “Guarantees”), to be issued against payment therefor.

In connection with the issuance of such securities, we have examined and are familiar with: (a) the agreements of limited partnership of the Issuer, as presently in effect, (b) the articles of incorporation and bylaws of Regency, as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of Regency as general partner of the Issuer, in connection with the issuance and sale of the Notes, (d) the proceedings of and actions taken by the Board of Directors of Regency, on its own behalf, in connection with the issuance of the Guarantees, (e) the form of indenture among the Issuer, Regency and Wachovia Bank, National Association, as trustee, filed as Exhibit 4.1 to the Registration Statement (the “Indenture”) and (f) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

1. Upon approval of the terms of the Notes by the Board of Directors in accordance with the Indenture, the Notes will be duly authorized, and when duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2. Upon approval of the terms of the Guarantees by the Board of Directors in accordance with the Indenture, the Guarantees will be duly authorized, and when duly executed, issued and delivered in accordance with the terms of the Indenture, and when the Notes have been issued and authenticated, will constitute valid and legally binding obligations of Regency enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

BRUSSELS CHICAGO DENVER	DETROIT JACKSONVILLE LOS ANGELES MADISON	MILWAUKEE ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH	004.485232.5

Regency Centers Corporation

June 15, 2005

The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and to the reference to this firm under the caption “Legal Matters” in the related prospectus. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

FOLEY & LARDNER LLP

By:	/s/ Linda Y. Kelso